Assignment and Assumption

This Assignment and Assumption is made and entered into this 19th day of October, 2005, between Beard Technologies, Inc., an Oklahoma corporation (“BTI”), and Beard Pinnacle, LLC (“BP”), an Oklahoma limited liability company, with respect to the following circumstances:

Whereas, BTI wants to assign all its rights and delegate all its obligations to BP under (i) that certain Amended and Restated Agreement for a Pond Fines Recovery Facility made and entered into as of July 1, 2005 (the “Pond Fines Agreement”), between BTI and Pinnacle Mining Company, LLC, a Delaware limited liability company (“PMC”), and (ii) that certain Lease made and entered into as of September 7, 2004 (the “PMC Lease”), between BTI, as lessee, and PMC and Pinnacle Land Company, LLC, a Delaware limited liability company (“PLC), as lessors;

Whereas, BP wants to accept that assignment and delegation in accordance with the terms hereof conditioned upon BTI’s contemporaneous execution of a Contract Operating Agreement heretofore negotiated by the parties (the “Contract Operating Agreement”) whereby BP will engage BTI as an independent contract operator to satisfy certain of BP’s obligations under the Pond Fines Agreement;

Whereas, BTI has agreed to accept that engagement, all as more particularly provided for in the Contracting Operating Agreement;

Whereas, PMC and PLC have agreed to provide their consent to the assignment and delegation provided for in this Assignment and Assumption, as to be evidenced by their signing of the Consent set forth below the parties’ signatures hereto.

Now, therefore, in consideration of the foregoing premises, the mutual covenants made herein, and other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, (i) BTI hereby assigns to BP all its rights and interests, and delegates to BP all its undertakings and obligations provided for in the Pond Fines Agreement and the PMC Lease, and (ii) BP hereby accepts that assignment and delegation, and agrees to properly discharge and perform BTI’s obligations and undertakings provided for in the Pond Fines Agreement and/or the PMC Lease in accordance with the respective terms thereof, and (iii) BTI and BP agree to sign and become bound by the Contract Operating Agreement, and BP agrees to properly discharge and perform its obligations and undertakings provided for in the Contract Operating Agreement in accordance with the terms thereof.

Signed and delivered by the parties on the date first above written.

“BTI”

Beard Technologies, Inc.

By:	/s/ Herb Mee, Jr.

Name: Herb Mee, Jr.
Title: Vice President

“BP”

Beard Pinnacle, LLC

By:	/s/ W.M. Beard

Name: W.M. Beard
Title: Chairman of the Board

Consent

The undersigned, Pinnacle Mining Company, LLC and Pinnacle Land Company, LLC, hereby consent to the assignments and delegations made in the Assignment and Assumption set forth above this Consent, and hereby discharge and release Beard Technologies, Inc. from its obligations and undertakings made in the “PMC Lease” and the “Pond Fines Agreement”, as those terms are defined in the Assignment and Assumption, and hereby accept Beard Pinnacle, LLC as the assignee and delegatee of those obligations and undertakings in replacement of Beard Technologies, Inc.

This Consent shall be effective as of the date first above written in the Assignment and Assumption.

“PMC”

Pinnacle Mining Company, LLC

By:	/s/ Michael F. Nemser

Name: Michael F. Nemser
Title: CFO

“PLC”

Pinnacle Land Company, LLC

By:	/s/ Michael F. Nemser

Name: Michael F. Nemser
Title: CFO

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